SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	February 12, 2013

PERMA-FIX ENVIRONMENTAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11596	58-1954497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8302 Dunwoody Place, Suite 250, Atlanta, Georgia	30350
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 587-9898

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

As previously reported, on October 31, 2011 (the “Closing Date”), Perma-Fix Environmental Services, Inc. (the “Company”) purchased from Homeland Security Capital Corporation, now known as Timios National Corporation (“TNC”), all of the issued and outstanding capital stock of Safety and Ecology Holdings Corporation (“SEHC” and, together with the Company and TNC, the “Parties”), pursuant to the terms of a Stock Purchase Agreement  dated July 15, 2011 (“Purchase Agreement”).  Pursuant to the Purchase Agreement, the Company, as part of the consideration for the purchase:  (a) issued to TNC a three year, non-negotiable, unsecured promissory note in the principal amount of $2,500,000 (“October Note”) and (b) deposited $2,000,000 of the cash consideration payable to TNC into an escrow account to fund potential indemnification claims by the Company against TNC under the Purchase Agreement.  As of February 1, 2013, (y) the outstanding principal balance of the October Note was $1,459,547.50, and (z) an aggregate $1,500,000 of the escrow account had been disbursed to the Company for various indemnification claims.

Subsequent to the Closing Date, the Company made additional claims against TNC for indemnification based on alleged breaches of certain representations, warranties and covenants of TNC and SEHC (the “Disputed Claims”).  On February 12, 2013, the Parties entered into a Settlement and Release Agreement (the “Settlement Agreement”) to resolve (collectively, the “Subject Claims”):  (a) the Disputed Claims, and (b) any other claim arising under the Purchase Agreement with respect to a breach of (i) the representations and warranties of the Parties contained in the Purchase Agreement, and (ii) certain covenants contained in the Purchase Agreement. The Settlement Agreement includes mutual releases with respect to the Subject Claims and amends the Purchase Agreement in the following material respects:

(a)	The October Note was cancelled;

(b)
The Company issued to TNC a new, two-year, non-negotiable, unsecured promissory note in the principal amount of $229,773.75 (the “New Note”) with monthly installments of principal and interest (at 6% per annum) of $10,183.71, with first payment due February 28, 2013, and, as agreed by the parties following the delivery of the Settlement Agreement, subsequent payments due on the last day of each month thereafter;

(c)	The $500,000 remaining in the escrow account was disbursed to TNC;

(d)
The Parties terminated their rights and obligations to indemnification under the Purchase Agreement, except with respect to TNC’s covenants relating to non-compete, non-solicitation of customers and employees, confidentiality, and related remedies which will continue in full force and effect in accordance with the terms of the Purchase Agreement (the “Continuing Covenants”); and

(e)	The Parties terminated their rights and obligations with respect to (i) the representations, warranties, and covenants contained in the Purchase Agreement, except for the Continuing Covenants; and

(f)	the Company terminated its contractual right to offset amounts owing to TNC under the Purchase Agreement to satisfy claims against TNC.

The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Settlement Agreement, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.

Section 2 – Financial Information

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Report is incorporated herein by reference.

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Settlement and Release Agreement and Amendment to Employment Agreement

On October 31, 2011, in connection with the Company’s acquisition of SEHC referenced above, the Company entered into an Employment Agreement (the “Employment Agreement”) with Christopher P. Leichtweis (“Leichtweis”), pursuant to which Leichtweis became the Senior Vice President of the Company and President of SEHC.  On February 14, 2013, the Company and Leichtweis entered into a Settlement and Release Agreement and Amendment to Employment Agreement (the “Leichtweis Settlement”), in settlement of all outstanding claims made by the Company against Leichtweis relating to the Disputed Claims described in Item 1.01 of this Report.  The Leichtweis Settlement amends the Employment Agreement to reduce Leichtweis’ base salary by $30,000 per year for the years commencing the earlier of (a) the date that the Company files its 2012 Form 10-K with the Securities Exchange Commission, or (b) April 1, 2013.

The Leichtweis Settlement also terminates the obligation of the Company, pursuant to that certain Indemnification Agreement, dated January 20, 2011, between SEHC, its operating subsidiary, Safety and Ecology Corporation (“SEC”), and Leichtweis and his spouse (together, the “Leichtweis Parties”), to compensate the Leichtweis Parties  for certain indemnity and bond guarantees entered into by the Leichtweis Parties for the benefit of SEHC and SEC.  The parties to the Leichtweis Settlement gave mutual releases in respect of the Subject Claims.

The foregoing is qualified in its entirety by reference to the full text of the Leichtweis Settlement, a copy of which is attached hereto as Exhibit 99.2 and is incorporated herein in its entirety by reference.

Section 9 – Financial Statements and Exhibits.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1
Settlement and Release Agreement dated as of February 12, 2013, by and between Perma-Fix Environmental Services, Inc. and Safety & Ecology Holdings Corporation, on the one hand, and Timios National Corporation, on the other hand.

99.2
Settlement and Release Agreement and Amendment to Employment Agreement dated as of February 14, 2013, by and between Perma-Fix Environmental Services, Inc., Safety & Ecology Holdings Corporation and Safety and Ecology Corporation, on the one hand, and Christopher P. Leichtweis and Myra Leichtweis, on the other hand.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 15, 2013.

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

By:	/s/ Ben Naccarato
Ben Naccarato,
Vice President and Chief Financial Officer